UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 1, 2007

CLEAN POWER CONCEPTS INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

333-133710

(Commission File Number)

98-0490694

(IRS Employer Identification No.)

Suite 290, 601 Cordova Street, Vancouver, BC V6B 1G1

(Address of principal executive offices and Zip Code)

604-488-0266

Registrant's telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 1, 2007, we appointed Ralph Proceviat as the Chief Financial Officer of our company.

Mr. Proceviat obtained a Bachelors of Commerce degree from the University of British Columbia and has been a Chartered Accountant since 1979. Mr. Proceviat has more than 25 years of business experience spanning a number of industries including high tech, telecommunications, real estate development and brokerage, manufacturing and retailing and wholesaling of consumer and industrial products. Mr. Proceviat has also held various Chief Executive Officer, Chief Financial Officer and Chief Operating Officer positions with public and private organizations operating throughout the United States and Canada.  Most recently, Mr. Proceviat has provided business advisory services to a number of companies operating in Canada, the United States, Europe and Asia, including high tech executive assignments for publicly traded companies offering mobile and wireless products, internet gaming, and landmine mapping and removal services. From 2001 to 2005, he held the position of Chairman and President of ThrillTime Entertainment International, Inc., a publicly traded company, dually listed in Canada and the United States. Through its United States based subsidiaries, ThrillTime Entertainment International held the worldwide patents to amusement rides operating in 70 theme park sites located around the world. Prior to that, from June 2000 to June 2001, he was the contract Chief Financial Officer for a publicly traded United States VOIP telecommunications company based in Denver, Atlanta and Portland.

There are no family relationships between Mr. Proveciat and any of our directors or executive officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEAN POWER CONCEPTS INC.

/s/ Cory Turner

Cory Turner

President, CEO, CFO, Secretary, Treasurer and Director

Date: July 12, 2007

CW1300435.2